Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

Lori Evans

Evans Public Relations/for SiRF Technology Holdings, Inc.

650/200-5891

lori@evanspublicrelations.com

SiRF Technology Completes Acquisition of Centrality Communications

Strong, Value-Added SoC Product Portfolio To Broaden SiRF’s Multifunction Offerings

SAN JOSE, Calif., August 6, 2007 – SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today announced that it has completed its acquisition of Centrality Communications Inc., a privately held developer of navigation processor solutions for mobile navigation devices based in Redwood City, Calif. The transaction closed on August 6, 2007. Under the terms of the agreement, SiRF acquired all the outstanding shares of Centrality capital stock in exchange for approximately 8.1 million shares of SiRF’s common stock, which includes common stock underlying assumed equity awards, and $110 million in cash.

Originally announced on June 21, 2007, the acquisition of Centrality will enable SiRF to deliver very powerful, end-to-end, multifunction location platforms employing sophisticated system-on-chip (SoC) technology to location-enable a broad range of new devices and services. It will expand SiRF’s engineering capabilities to deliver cost effective products that will address the needs of emerging convergence mobile devices in the portable navigation, automotive, and consumer markets. The acquisition also helps SiRF customers, operators and content partners to add more value to their offerings and bring their products to market faster while enhancing the consumer experience.

“With the addition of the Centrality multifunction SoC platform and multimedia expertise, SiRF is well positioned to go beyond GPS and provide a very attractive value-added product portfolio that addresses the emerging price performance and functionality needs of our target markets,” said Dr. Michael Canning, president and chief executive officer of SiRF. “We believe this acquisition strengthens our location platform strategy, and enhances our ability to continue to deliver innovative multifunction solutions that set new standards for features and value.”

With its primary focus on portable navigation-infotainment devices, Centrality has developed a range of platforms centered on enhancing the location, information and entertainment experience of consumers. Based on a proprietary dual-core processor architecture, these SoCs have integrated GPS, DSP, graphics, and multimedia accelerators, providing breakthrough performance while achieving lower cost. The Centrality Atlas® family of navigation processors focuses on high performance solutions for the value-sensitive navigation infotainment systems (NIS) market, while the Titan™ platform is designed for the highest end differentiable solutions.

About SiRF Technology

SiRF Technology Holdings, Inc. develops and markets semiconductor and software products that are designed to enabled location-awareness utilizing GPS and other location technologies, enhanced by wireless connectively capabilities such as Bluetooth, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, California, and has sales offices, design centers and research facilities around the world. The company trades on the NASDAQ Stock Exchange under the symbol SIRF. Additional information about SiRF and its location technology solutions can be found at www.sirf.com.

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Forward-Looking Statements:

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements regarding the benefits of the combined company, including its product portfolio, the benefits of the combined companies’ products, our ability to expand our engineering capabilities, benefits to our customers, operators and content partners, our ability to bring products to market quickly and ability of Centrality to strengthen SiRF’s multifunction location platform strategy are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “will,” “addresses,” “designed to,” “provide,” “believe,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the risk that we may not realize the anticipated benefits of this acquisition, risks associated with acquisitions, including the ability to successfully integrate the acquired technologies or operations, potential diversion of management’s attention and our ability to retain key employees of acquired businesses, demand and market acceptance for our products and those of our customers, the market for GPS-based location awareness, risks associated with the semiconductor industry and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.